SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           FORM 8-K Amendment No. 1

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) November 12, 1996

                          Pacific Power Group, Inc.
                          -------------------------
            (Exact name of registrant as specified in its charter)

Nevada                             0-28756                95-4431083
------                             -------                ----------
(State of other jurisdiction       (Commission            (IRS Employer
of incorporation)                  File Number)           Identification No.)

  656A Monterey Pass Road, Monterey Park, California      91754
  --------------------------------------------------      -----
       (Address of principal executive offices)           (zip code)

Registrant's telephone number, including area code: (818) 293-8458
                                                    --------------

Item 1.  Change in control of registrant.
         Not applicable.

Item 2.  Acquisition or Disposition of Assets.
         Not applicable.

Item 3.  Bankruptcy or Receivership.
         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     On November 12, 1996, the Board of the Company approved the replacement of Mr. Fung T. Yen by KPMG Peat Marwick LLP as its independent auditor.

     Mr. Fung T. Yen expressed an unqualified opinion dated April 22, 1996 on the Company's consolidated financial statements for the fiscal years ended August 31, 1995 and August 31, 1994.

     The Company has not had any disagreements with its independent auditors on any matter of accounting principles or practices or financial statement disclosure.

Item 5.  Other Event's.
         None.

Item 6.  Resignations of Registrant's Directors.
         None.

Item 7.  Financial Statements and Exhibits.
         Not applicable.

Item 8.  Change in Fiscal Year.
         Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC POWER GROUP, INC.
-------------------------
(Registrant)


Date: December 27, 1996
-----------------------

By: /s/ Raymond S. Lee
    ------------------
    Chief Executive Officer, Raymond S. Lee

                                    Exhibits


Exhibit 16 -  Letter from Fung T. Yen



                               Exhibit 16

                                Fung T. Yen
                      Certified Public Accountant
                    1130 S. San Gabriel Blvd., #201
                         San Gabriel Blvd.
                TEL.: (818)292-7781 FAX.:(818)292-6732



                             December 26, 1996


Mr. Raymond S. Lee
Pacific Power Group, Inc.
656A Monterey Pass Road
Monterey Park, California 91754

Dear Mr. Lee:

This letter confirms that neither of our reports on the financial statements for the fiscal years ended August 31, 1994 and 1995 of Pacific Power Group, Inc. (the "Company") contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. We agree with the statements to this effect which are contained in the Company's report on Form 8-K filed with Securities and Exchange Commission of November 18, 1996 and Amendment No.1 thereto to be filed on or about December 30, 1996. We also consent to the filing of this letter as an exhibit to such Amendment No.1.

Very truly yours,


/S/ Fung T. Yen